UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2013

AEGEA, INC.
 (Exact name of registrant as specified in its charter)

Colorado	0-53377
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

772 U.S. Highway One, Suite 200, North Palm Beach, FL	33408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(561) 287-5422

Forever Valuable Collectibles, Inc., 535 16th Street, Suite 820, Denver, CO 80202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013 the Company’s board of directors appointed the following additional directors to hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until their resignation or removal.  In addition, the following individuals have been appointed as officers of the Company.

President/CEO – Keith Duffy (Note also that Mr. Duffy was appointed as a Director on July 22, 2013 as previously disclosed in the Company’s 8-K filing on July 24, 2013)
EVP/COO/Director – Scott Duffy
EVP/CFO/Director – Lou J. Fuoco, CPA
Director – Carran Schneider
Director - Michael Fendley
EVP/CMO – Jeffrey A. Cohen
EVP – Architecture and Engineering – Michael Lingerfelt

Keith Duffy:

Keith Duffy, age 52, is our President and Chief Executive Officer and a director.  Mr. Duffy is integral to assisting the Company in developing the leisure and entertainment business plans of AEGEA and the contributions he can make to our strategic direction.

Mr. Duffy, along with his brother Scott Duffy, is the co-founder of AEGEA LLC and has been its managing member since its inception in February 2012.  Since early 2010 Mr. Duffy has primarily been involved in the process of developing alternative concepts, assembling the land sited and negotiating acquisition terms, generating the support of local and state officials and identifying a team of experienced professionals and vendors necessary for development of the planned AEGEA resort and theme park. Mr. Duffy has over twenty-five years of experience in consumer marketing, management, promotion, information technology, operations, strategic planning, distribution, sales development and statistical analysis.  Mr. Duffy is integrally involved in every aspect of the business of AEGEA.

Since 2003, Mr. Duffy has been engaged as a managing principal and in raising capital for a number of companies he founded including two bank holding companies, an owner of petroleum station properties, a fast food company and commercial real estate development companies.  From August 1996 to 2006, Mr. Duffy was the president and founder of White Eagle Financial Corp., a financial services company that assisted start-up companies in raising capital and acquisitions, primarily in the banking industry.  During this time period, Mr. Duffy was also involved in management of a bank holding company that engaged primarily in the issuance of sub-prime credit cards.  From March 1986 to July 1996 Mr. Duffy held management positions at financial institutions as an asset liability manager and senior operations officer responsible for financial analysis of bank operations and loan portfolio, investment portfolio management, operations, capital raising, marketing and development and management of mortgage lending operations.    From June 1982 to April 1986, Mr. Duffy held accounting and finance positions with companies engaged in aviation and real estate syndications.  None of these entities is a parent, subsidiary or affiliated with Aegea, Inc.  Mr. Duffy is not and has not been for the prior five years, a director of any other entity with securities registered pursuant to section 12 of the Exchange Act or any company registered under the Investment Company Act of 1940.

Mr. Duffy attended Wake Forest University and Rollins College, where he earned a B.A. in Business Administration and Mathematics in 1982.

Scott Duffy:

Scott Duffy age 52 is our Executive Vice President, Chief Operating Officer and Director, along with his brother Keith Duffy is the co-founder of AEGEA and has been the primary creative force behind the Company since early 2010. Since that time the Duffy’s have primarily been involved in the process of developing alternative concepts, assembling the land, generating the support of local officials and identifying a team of experienced professionals and vendors to ensure the success of AEGEA. Mr. Duffy has over twenty-five years of experience in consumer marketing, management, promotion, information technology, operations, strategic planning, distribution, sales development and statistical analysis.  Over his career he has been instrumental in building sales and increasing profitability though optimizing core competencies.  As Senior Vice President, Operations and Administration at Globe Marketing Services, from 1994 through 1999, he was responsible for planning and coordinating the activities of the sales force and the internal management and support staff to meet corporate sales objectives.  As Newsstand Circulation Director at American Media from 1999 through 2003, one of the largest publishers in North America, he was responsible for the $545 million retail sales division representing over 800 million copies to point of sale annually, overseeing both international and domestic distribution.  In 2003 he co-founded Energis Petroleum, LLC, a company involved in purchasing and operating petroleum stations.  Mr. Duffy was a co-founder and principal in a number of real estate development projects beginning in 2006. He attended Wake Forest University and Rollins College, where he earned a B.A. in Business Administration and Mathematics in 1982.

Lou J. Fuoco:

Lou J. Fuoco, CPA, age 50 is our Executive Vice President, Chief Financial Officer and a Director.  Mr. Fuoco has been Managing Partner, Chairman and Chief Executive Officer of the Fuoco Group since 1996.  Fuoco Group, headquartered in Hauppauge, NY with offices in Long Island, New York City, North Palm Beach, Boca Raton and Miami, is a diversified financial services firm specializing in accounting, consulting, and tax planning.  In addition, his firm offers services in forensic accounting, IT consulting and implementation, health care management, and commercial financing.  During his tenure, Mr. Fuoco launched a multi-year strategic plan, acquiring 9 accounting firms, a fraud-forensic firm, a technology company and forming 2 additional consulting groups, joined forces with BDO Seidman, the 5th largest accounting firm in the world as an independent alliance member and forged strategic alliances with many ancillary service groups.  As a major sponsor to the Long Island Tech Mall, Mr. Fuoco and his companies are very involved in creating and supporting innovation and entrepreneurship on Long Island.  He attended St. John’s University where he obtained a B.S. in Accounting in 1986.  Mr. Fuoco is an active participant in various civic, charitable and professional associations in both Florida and New York.

Carran Schneider:

Carran Schneider, C.P.A., age 53, is a Director.  Ms. Schneider has been a financial and business advisor to us since our formation in 2012.  Ms. Schneider has over twenty-five years of experience in accounting, finance, management, and systems. She is currently the Vice President of Finance for Rollins, Inc., a $1.2 billion NYSE company, where she is responsible for all Finance, Accounting, Treasury, Planning, SEC Reporting, and Payroll functions, and oversees a staff of more than 75 professional and clerical employees. She has been with Rollins in positions of increasing responsibility since 1994.  In this time she has spearheaded numerous projects to improve business processes, resulting in millions of dollars in cost-savings. Prior to joining her current company, she served in various accounting management and controller positions at many public and private firms.  She began her career in Big Four public accounting.  She graduated from the University of Houston, Magna Cum Laude, with a Bachelor’s of Business Administration in Accounting.  In addition, she has been an active owner of several startup companies with revenues up to $12 million.

Michael Fendley:

Michael Fendley, age 63 is a Director.  Mr. Fendley has a diverse background in real estate development and financial consulting.  From January 2013 through the present Mr. Fendley has developing real estate including a project in Bismarck, Arkansas.  From December 1996 through December, 2012 Mr. Fendley was co-founder and owner of Robinson Fenley Financial Consultants, a licensed real estate and business brokerage company, which provided CFO consulting, health care consulting, bank consulting, and merger and acquisition consulting.  CFO consulting includes serving as interim CFO, establishing accounting systems, human resources training, and computer modeling.  Health care consulting includes financial modeling, handling Medicare billing reviews, documenting employee duties, and reorganizing staff for efficiency.  Bank consulting includes profitability improvement studies, strategic planning, recruiting, bank asset/liability management, credit analysis, training of bank commercial lenders and originating SBA loans.  Mr. Fendley has a BSBA Accounting Degree from Henerson State College in Arkansas.

Jeffrey A. Cohen:

            Jeffrey A. Cohen age 56 is our Chief Marketing Officer and has been an advisory member of our company since 2012. Mr. Cohen has over thirty years of innovative marketing, advertising and promotion for launching companies and products. From July, 2011 to the present he is and has been the global CMO and part of the executive management team of Mona Vie, a $1 billion privately held direct sales company, and the leader in premium nutrition products, health and wellness. He is responsible for the development and implementation of fully integrated marketing strategies, specifically targeting new global business providing worldwide branding, corporate marketing, country specific marketing, product marketing, communications and distributor relations.   From May 2010 through June 2011, Mr. Cohen was Chief Marketing Officer of ISB.  From April 2010 through May 2011 Mr. Cohen was Chief Marketing Officer of SIGNiX and from January 2009 through May 2010 he was Chief Marketing Officer of ZMAGS.

           He was recently selected to the prestigious ExecRank CMO of the Year of 2012 at #35, competing among 15,000 of the Fortune 1000 multi-national corporations in the world, where he represented MonaVie, the highest ranked direct sales organization.  Prior, he was the chief strategist and CMO at ISB, a unique multi-platform marketing and entertainment company providing expert brand strategy and brand commercialization consultancies managed by a distinguished team of venture capitalists, entrepreneurs and Fortune 500 executives. ISB delivers leading business thinkers, current affairs experts, acclaimed authors, renowned public figures, and celebrated entertainers.

          Prior to this, he was with SIGNiX digital signatures, the standard digital signature solution where millions of signers at security-minded businesses, governments and cloud services around the world are using to automate their signature-dependent processes over the physical signature and paper trail. He also helped launch Zmags, a digital publishing solution for companies who want to offer their customers consistent brand and commerce experiences across all digital channels.

           Mr. Cohen has held a series of appointments, including a four year period on The United States Olympic Committee, and is a graduate of the University of Missouri, School of Journalism.

Michael Lingerfelt:

Michael Lingerfelt, FAIA LEED AP, age 56 is our Executive Vice President in charge of Architecture and Engineering, is an accomplished architect, senior executive and leader with over 33 years of proven experience in design and project delivery with large, complex projects working with multi-disciplined design teams.  To date, he has built over $3.6 billion in hard construction.  His experience includes over 15 years as Project Director of Architecture and Engineering for Walt Disney World Imagineering, Design Manager for Marriott Corporation and an architect working with a diversity of industries such as health care, education, and retail.  Some of the companies he has worked with include Darden Restaurants, Chick-fil-A, and TD Bank.  During his tenure at Walt Disney World, Mr. Lingerfelt was an integral part of the team that created a number of theme park attractions, from concept development and design to construction management, including Mission: Space, Rock’n Roller Coaster, Buzz Lightyear, Mickey’s Toontown Fair, and The Disney MGM Studios – Paris Theme Park Production/Attraction Studios.  He was the architect of record for Disney’s Animal Kingdom theme park, Expedition Everest, DinoRama, Mickey’s PhilharMagic, The Many Adventures of Winnie the Pooh and New Tomorrowland.

            Mr. Lingerfelt served as the 2011 President of the Florida Association of the American Institute of Architects (AIA) and has been a resource for communities that have been devastated by natural disasters.  In this regard, he has been a member of the AIA’s Disaster Assistance Committee since 2007 and is currently the Chairperson.  He represented the AIA at FEMA’s Emergency Management Institute’s Strategic Plan 2009 – 2014 Focus Group, participated in the Haiti Rebuilding Summits (2010 and 2011) and has been a California Emergency Management Agency Safety Assessment Program (SAP) Trainer since 2008.  To date he has trained over 1,379 architects, engineers, building officials and inspectors in Alabama, Arkansas, Florida, Georgia, Louisiana, Maryland, Mississippi, New Jersey, Puerto Rico, South Carolina, Tennessee, Texas and the U.S. Virgin Islands.  He has provided safety assessment evaluations after Birmingham, Alabama (2011), Hurricane Katrina in New Orleans, Louisiana (2005), Northridge, California earthquake (1994) as well as fire and flood assessments in California.  Mr. Lingerfelt is also the co-founder of the AIA’s Retail and Entertainment Knowledge Community Advisory Group.

            In 2012, Mr. Lingerfelt was elevated into the prestigious American Institute of Architects College of Fellows for his efforts in advocating that architects should serve the public surrounding a disaster.  The Fellowship Program was developed to elevate those architects who have made a significant contribution to architecture and society and who have achieved a standard of excellence in the profession.  Election to fellowship not only recognizes the achievements of architects as individuals, but also their significant contribution to architecture and society on a national level.  Out of a total AIA membership of over 80,000, only 3,000 members are distinguished with this honor.  He received a Bachelor Degree in Architecture from the University of Texas at Austin and a Masters Certificate in Virtual Design and Construction from Stanford, University.

Compensation Arrangements:

The Company has not entered into any compensation arrangements with any of our officers or directors. The Company will not begin paying salaries until it has adequate funds to do so.

Related Party Transaction Disclosure:

During the last two fiscal years, to the knowledge of the Company, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Company was or is a party. Transactions in this context relate to any transaction which exceeds $120,000 or one percent of the average of the Company’s total assets at year end, nor are any such transactions currently proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGEA, INC
Date: July 31, 2013	By: /s/ Keith Duffy
Keith Duffy, Chief Executive Officer